[THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                       CONTAINS ARBITRATION PROVISIONS.]

                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       of
                           GULFSTAR ENERGY GROUP, LLC


                                    PREAMBLE

         THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") of GULFSTAR ENERGY GROUP, LLC, a Mississippi limited liability company ("Company"), is entered into as of this 31st day of May, 2006, by and among GULFSTAR ENERGY MANAGEMENT, LLC, a Mississippi limited liability company (the "Manager"), and such other persons executing this Agreement (such persons, the Manager and such other persons being, collectively, the "Members"), all of whom do hereby constitute and form the Company and adopt this Agreement to govern their respective rights and obligations, upon the terms and subject to the conditions set forth below.

         The Company was formed by filing a Certificate of Formation in the office of the Secretary of State of the State of Mississippi on May 22, 2006.

         The Manager will have the exclusive authority to manage and to control the business of the Company, and no other Person will participate in the management and control of the Company except to the limited extent set forth in this Agreement.

                             ARTICLE I DEFINED TERMS

1.1 As used in this Agreement, the following terms will have the following meanings:

         "Act" will mean the Mississippi Limited Liability Company Act as the same may be amended from time to time.

         "Affiliate" will mean (a) any Person directly or indirectly controlling, controlled by, or under common control with, another Person, (b) a Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, partner or employee of such Person, and (d) if such other Person is an officer, director, partner or employee, any other entity for which such Person acts in any capacity.

         "Appraised Value" will mean the value according to an appraisal made by an independent qualified appraiser. Such qualification may be demonstrated by membership in a nationally recognized appraisal society, such as Member Appraisal Institute, Society of Real Estate Appraisers, or their equivalent, but not limited thereto.

         "Available Cash Flow" will mean all cash funds of the Company on hand at the end of each Fiscal Year, less (i) provision for payment of all outstanding and unpaid current cash obligations of the Company at the end of such year (including those which are in dispute) and (ii) the Company's provisions for adequate reserves for reasonably anticipated cash expenses and contingencies (which shall include amounts in the Reserve Funds and may, in the discretion of the Manager, include debt service on the Company's indebtedness), but without deduction for depreciation and other non-cash expenses; provided, however, that Net Cash Proceeds from Sale shall not be included in Available Cash Flow.



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         "Capital  Account"  will  mean  the  capital  account  of a  Member  as described in Section 4.5 hereof.

         "Capital Contribution" will mean the total investment and contribution to the capital of the Company, in cash, by a Member for his LLC Interest.

         "Closing Date" will mean the date on which subscriptions for all of the LLC Interests being offered pursuant to the Offering have been accepted by the Manager and the Offering is closed.

         "Code" will mean the Internal Revenue Code of 1986, as amended, and any
regulations  thereunder,   or  any  corresponding  provision  or  provisions  of
succeeding law.

         "Commencement Date" will mean the date the Limited Liability Company Operating Agreement is fully executed by all parties thereto to admit Investors to the Company as Members.

         "Company" will mean Gulfstar Energy Group, LLC, the Limited Liability Company created, and existing, by the filing of its Certificate of Formation and supporting documents with the Mississippi Secretary of State, and to be operated under this Agreement.

         "Deficit Capital Account" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the taxable year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amount which such Member is obligated to restore under Treasury Regulations ss. 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations ss.ss. 1.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulations ss. 1.704-2(d)) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Treasury Regulations ss. 1.704-2(i)(3)); (ii) Debit to such Capital Account the items described in Treasury Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (iii) This definition of Deficit Capital Account is intended to comply with the provision of Treasury Regulations ss.ss. 1.704-1(b)(2)(ii)(d) and 1.704-2, and will be interpreted consistently with those provisions.

         "Financing" will mean any mortgage loan related to a Property.

         "Investment Date" will mean the date or dates of the admission of Members, from time to time, into the Company.

     "Investor Member" or "Investor Members" will mean the Person or Persons, other than the Manager, Timothy K. Sharp, E. Robert Gates, Ph.D. and Jason Sharp, who have been admitted to the Company as provided in Miss. Code Ann.
Section 79-29-301, and have not dissociated from the Company.

         "LLC Interest or LLC Interests" will mean the entire ownership interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement. The Company is authorized to issue an aggregate of twenty thousand (20,000) LLC Interests of which there are currently issued, outstanding and non-assessable fifteen thousand (15,000) LLC Interests owned by the Sponsor Members, leaving an additional five thousand (5,000) LLC Interests that may be issued.

         "Manager" will mean Gulfstar Energy Management, LLC or any other Person who, at the time of reference thereto, has been admitted as a successor to the LLC Interests of Gulfstar Energy Management, LLC as the Manager of the Company. For as long as Gulfstar Energy Management, LLC holds an interest in the Company, it will serve as the Manager with sole authority to control the Company's business (subject to this Agreement) until it relinquishes such authority in writing, and this Agreement and any amendment to the Certificate of Formation required by the Act will have been amended to reflect such relinquishment.

         "Majority Vote" will mean the vote of Members who own, at the time of determination, more than fifty percent (50%) of the total outstanding LLC Interests. A greater or lesser percentage may be required for certain actions as set forth in this Agreement.

         "Member" will mean the Person(s) listed on Schedule A who are admitted to the Company as Members, as such Schedule A may, from time to time, be supplemented or amended. Unless the context shall otherwise require, the Sponsors Members shall be deemed Members with respect to the LLC Interests which they hold. The Manager may hold LLC Interests to the same extent as any Member and shall have all rights and obligations appurtenant to such LLC Interests.

         "Mortgage Loan" will mean any long-term mortgage loan secured by the Property.

         "Net Cash Proceeds from Sale" will mean the gross amount of cash received from refinancing, sale or other transfer or condemnation of the Property or any part thereof or any other of the Company's assets, less any related costs, including sales commissions and legal expenses, and less any outstanding indebtedness on any of the transferred or condemned assets of the Company.

         "Person" will mean any individual, company, corporation, trust or other entity.

         "Property" will mean the real Property owned or to be acquired by the Company, and in each case the personal property used in conjunction therewith.

         "Reserves" will mean the amounts of money allocated to Reserves maintained for working capital and anticipated capital expenditures of the Company.

         "Sale" will mean any Company transaction, (other than farming, rents, ground leasing and any other uses of the Property that generate funds) the receipt of Capital Contributions or Financing, not in the ordinary course of business, including, without limitation, sales, exchanges, or other dispositions of the Property, condemnations, recoveries of damage awards, and insurance proceeds (other than business or rental interruption insurance proceeds), not applied to reconstruct the Property.

         "Sponsors" will mean the Manager, Timothy K. Sharp, E. Robert Gates, Ph.D. and Jason Sharp (sometimes referred to herein as the "Sponsor Members").

         "Subscription Documents" will mean the agreements, including exhibits thereto, under which a Member agrees to acquire LLC Interests in the Company and under which the Managers agrees to admit the Person to the Company as a Member.

         "Substitute Member" will mean any assignee of an Interest who complies with the requirements of Section 7.2(d) in which event said Substitute Member shall have all rights of the assigning Member.

         "Unit" will mean a one percent (1%) ownership Interest in the Company to be sold by the Sponsors through the Offering.

1.2 The definitions set forth in this Article I will be deemed substantive provisions of this Agreement. In addition, the recitals to this Agreement will be deemed incorporated herein by this reference and read as an integral part of this Agreement.

                   ARTICLE II NAME, OFFICES, TERM AND PURPOSE

2.1 Name. The Company will conduct its business under the name "Gulfstar Energy Group, LLC". The Company may use such trade or fictitious names as the Manager deems appropriate.

2.2 Principal Office. The principal office of the Company will be at 12430 Magnolia Lake Dr. P.O. Box 277, Collinsville, Mississippi 39325. The Company may have such other offices, either within or outside of the State of Mississippi, as the Manager may designate or as the business of the Company may from time to time require.

2.3 Registered Office. The registered office of the Company, required by the Act to be maintained in the State of Mississippi is 12430 Magnolia Lake Dr., P.O. Box 277, Collinsville, Mississippi 39325, and its registered agent at that address is Timothy K. Sharp. The registered agent is a resident of the State of Mississippi. The registered office and the registered agent may be changed from time to time by action of the Manager and by filing the prescribed form with the Mississippi Secretary of State pursuant to Miss. Code Ann. Section 79-29-106.

2.4 Term. The Company will have a term, commencing with the date on which its Certificate of Formation was filed in the office of the Secretary of State, and extending until terminated as provided in the Act or herein.

2.5 Purpose. The business and purpose of the Company is to construct a natural gas pipeline in Butler County, Kentucky; to use existing pipelines to gather and transport existing natural gas sources in Richardsville, Warren County, Kentucky; and the conduct of all matters ancillary therewith.

                     ARTICLE III MEMBERS AND COMPANY CAPITAL

3.1 Members. The Manager, Timothy K. Sharp, E. Robert Gates, Ph.D. and Jason Sharp shall be the initial Members of the Company. The Manager will amend this Agreement to reflect the admission, as Members (Investor Members), of those Persons whose subscriptions for LLC Interests have been accepted.

3.2 Company Capital. The Company will not redeem or repurchase any LLC Interests, and no Member will have the right to withdraw or to receive any return of his Capital Contribution except as specifically provided herein. No Capital Contribution may be received in the form of property other than cash except for the Manager's initial capital contribution made pursuant to the terms of its Agreement to Contribute Capital.

3.3      Status of Members.

         (a) Upon payment in full of the Capital Contribution required with respect thereto, an Interest will be fully paid and nonassessable.

         (b) The Members will not be bound by, or be personally liable for, any obligations, losses, debts, expenses, or liabilities of the Company. Any such obligations, losses, debts, expenses, or liabilities will be borne by the Company.

            ARTICLE IV DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME,
                                LOSSES AND GAINS

4.1 Distribution of Available Cash Flow. Available Cash Flow derived from all uses of the Property that generate funds will be distributed, at the sole discretion of the Manager, to all Members in proportion to their percentage of LLC Interest; provided, however, there first shall be specially distributed to Investor Members fifty percent (50%) of Available Cash Flow until Investor Members shall have received a return of their entire Capital Contribution, after which Available Cash Flow will be distributed, at the sole discretion of the Manager, to all Members in proportion to their percentage of LLC Interest. During such period of time during which the aforesaid special distribution is being made, the remaining portion of Available Cash Flow shall be distributed to all Members in proportion to their percentage of LLC Interest.

4.2      Distribution of Net Cash Proceeds from Sale.

         All Net Cash Proceeds from Sale will be distributed in the following amounts and in the order of priority:

                  (i) to the payment of debts and liabilities of the Company (including all expenses of the Company incident to the Sale or Financing) including loans or other debts and liabilities of the Company to any Member or any Affiliate;

                  (ii) to the establishment of any Reserves which the Manager deems reasonably necessary for contingent, unmatured, or unforeseen liabilities or obligations of the Company including, in the case of Financing, future capital expenditures; and

                  (iii) the remainder will be distributed to the Investor Members and Manager according to their percentage of LLC Interest.

4.3      Allocation of Income, Gains, Losses and Credits.

         (a) Income, gains and losses for Federal income tax purposes will be determined in accordance with the accounting method followed by the Company for Federal income tax purposes. Every item of income, gain, loss, deduction, credit, or tax preference entering into the computation of income or loss for Federal income tax purposes will be considered allocated to each Member in the same proportion as income and loss are allocated to such Member.

         (b) All income, credits and losses for Federal income tax purposes will be allocated to the Members in proportion to their percentage of LLC Interests, provided, however, that losses will not be allocated to any Member for any year in an amount that would create a deficit in such Member's Capital Account in excess of the gains that would be allocated to such Member under Section 4.3(c) hereof if the assets of the Company had been sold on the last day of such year for a price equal to the entire outstanding indebtedness of the Company plus an amount equal to the deficit which such Member is obligated to restore (if any).

         (c) Gains and losses for Federal income tax purposes arising from a Sale will be allocated as follows:

                  (i) Gains for Federal income tax purposes will be allocated first, to the Investor Members in amounts up to the negative balances in their Capital Accounts in the same proportion as the Members' negative Capital Account bears to such aggregate negative Capital Accounts; second, to the Managers if they have a negative Capital Account, to bring such account up to zero; third, any remaining gains will be allocated to the Manager and to the Investor Members in the same proportions as cash is to be distributed as provided herein above.

                  (ii) Losses for Federal income tax purposes will be allocated to the Investor Members and to the Manager according to their percentage of LLC Interest.

4.4      Determination of Allocations and Distributions Among Investor Members.

         (a) All income and losses for Federal income tax purposes allocable to the Investor Members and all Available Cash Flow and all Net Cash Proceeds from Sale distributable to the Investor Members will be allocated or distributed, as the case may be, to the Investor Members in proportion to the percentages specified herein above.

         (b) All income and losses for Federal income tax purposes not arising from a Sale allocable to the Investor Members will be allocated, and all Available Cash Flow distributable to the Investor Members will be distributed, as the case may be, to the Persons recognized by the Company as the Investor
Members as of the last day of the month for which such allocation or distribution is to be made. Each such Investor Member will be allocated the income and losses, and distributed the Available Cash Flow, as the case may be, from the first day of the month in which such Person is admitted into the Company as a Member.

         (c) All income and losses for Federal income tax purposes for a Company year not arising from a Sale allocable to any LLC Interest which has been transferred during such year will be allocated between the transferor and the transferee based upon the number of monthly periods on the last day of which each was recognized as the holder of the LLC Interest for purposes of this
Section 4.4, without regard to the results of Company operations during particular monthly periods of such year, and without regard to whether cash distributions were made to the transferor or transferee.

         (d) All income and losses arising from a Sale allocable to the Investor Members will be allocated, and all Net Cash Proceeds from Sale distributable to the Investor Members will be distributed, as the case may be, to the Persons recognized as Investor Members as of the date of such Sale or Financing. All income and losses for Federal income tax purposes which are attributable to Sales, and all Net Cash Proceeds from Sale which represent Net Cash Proceeds from Sale not received by the Company as cash upon a Sale or Financing, but which will be received later by the Company as a result of an installment or other deferred sale, will be allocated or distributed, as the case may be, to the Persons recognized as the Investor Members as of the date such Net Cash Proceeds from Sale are received by the Company. For purposes of this Section 4.4, an assignee of an LLC Interest will be recognized as the holder of such LLC Interest as of the date of the instrument of assignment, or if no date is specified, the date of the last acknowledgment of such instrument.

         (e) Nothing in this Article IV will be construed as to permit assignment of an LLC Interest or the admission of a Person as a Member of the Company, except as will be permitted under the procedures set forth later in this Agreement.

4.5      Capital Accounts.

         (a) A separate Capital Account will be maintained for each Member. There will be credited to each Member's Capital Account the amount of his Capital Contribution and such Member's distributive share of the income for Federal income tax purposes of the Company, and there will be charged against each Member's Capital Account the amount of all monies or other assets distributed to such Member and such Member's distributive share of the losses for Federal income tax purposes of the Company.

         (b) In the event of a permitted sale or exchange of an LLC Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred LLC Interest in accordance with Treasury Regulations ss. 1.704-1(b)(2)(iv).



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         (c) The manner in which Capital Accounts are to be maintained  pursuant to this Section 4.5 is intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If in the opinion of the Company's accountants the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 4.5 should be modified to comply with Section 704(b) of the Code and the Treasury Regulations thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Section 4.5, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members.

         (d) Upon liquidation of the Company (or any Member's LLC Interest), liquidating distributions will be made in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs. Liquidation proceeds will be paid within sixty (60) days of the end of the taxable year (or, if later, within one hundred-twenty (120) days after the date of the liquidation). The Company may offset damages for breach of this Limited Liability Company Operating Agreement by a Member whose LLC
Interest is liquidated (either upon the withdrawal of the Member or the liquidation of the Company) against the amount otherwise distributable to the Member.

         (e) No Member will have any obligation to eliminate a deficit balance from his Capital Account or to bring his Capital Account into parity with the Capital Accounts of the other Members at any time.

4.6 Special Allocations to Capital Accounts. No allocations of loss, deduction, and/or expenditures described in Section 705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Member if such allocation would cause such Member to have a Deficit Capital Account. The amount of the loss, deduction, and/or Code Section ss. 705(a)(2)(B) expenditure which would have caused a Member to have a Deficit Capital Account shall instead be charged to the Capital Account of any Members which would not have a Deficit Capital Account as a result of the allocation, in proportion to their respective Capital Contributions, or, if no such Members exist, then to the Members in accordance with their percentage of LLC Interests pursuant to Section 4.3 hereinabove.

         (a) If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)(4),
(5), or (6), which create or increase a Deficit Capital Account of the Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of the Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so created as quickly as possible. It is the intent that this Section 4.6 be interpreted to comply with the alternate test for economic effect set forth in Treasury Regulations ss. 1.704-1(b)(2)(ii)(d).

         (b) If any Member would have a Deficit Capital Account at the end of any Company taxable year which is in excess of the sum of any amount that the Member is obligated to restore to the Company under Treasury Regulations ss. 1.704-1(b)(2)(ii)(c) and the Member's share of minimum gain as defined in Treasury Regulations ss. 1.704-2(g)(1) (which is also treated as an obligation to restore in accordance with Treasury Regulations ss. 1.704-1(b)(2)(ii)(d)), the Capital Account of the Member shall be specially credited with items of income (including gross income) and gain in the amount of the excess as quickly as possible.

         (c) Notwithstanding any other provision of this Section 4.6, if there is a net decrease in the Company's minimum gain as defined in Treasury Regulations ss. 1.704-2(d) during a taxable year of the Company, the Capital Accounts of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member's share of the net decrease in Company minimum gain. This Section
4.6 is intended to comply with the minimum gain charge back requirement of Treasury Regulations ss. 1.704-2 and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company's minimum gain, if the minimum gain charge back requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Managers may in their discretion (and shall, if requested to do so by a Member) seek to have the IRS waive the minimum gain charge back requirement in accordance with Treasury Regulations ss. 1.704-2(f)(4).

4.7      Authority of Members to Preserve and Protect Allocations.

         (a) It is the intent of the Members that each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) will be determined and allocated in accordance with this Agreement to the fullest extent permitted by the Code. In order to preserve and protect the determinations and allocations provided for in this Agreement, to the extent that allocating income, gain, loss, deduction, or credit (or item thereof) in the manner provided for in this Agreement would cause the determinations and allocations of each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) not to be permitted by the Code and Regulations promulgated thereunder, any Member may submit to a vote of the Members, at a meeting called for that purpose, a permitted method of allocating such income, gain, loss, deduction, or credit (or item thereof).

         (b) In adopting any allocation (the "new allocation") under Section 4.7(a) hereof, the Company will require a unanimous vote of the Members. In addition, the Company will have been advised by legal counsel to the Company and by the accountants for the Company that under the Code and the Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this Agreement necessary in order to assure that, either in the then current year or in any preceding year, each Member's distributive share of income, gain, loss, deduction, or credit (or item thereof) is determined and allocated in accordance with this Agreement to the fullest extent permitted by the Code and the Regulations thereunder.

         (c) If the Manager is required by this Section 4.7 to make any new allocation in a manner less favorable to the Members than is otherwise provided for in this Article IV, the Manager is authorized and directed, insofar as advised by legal counsel to the Company and by the accountants for the Company that it is permitted by Section 704(b) of the Code, to allocate income, gain, loss, deduction, or credit (or item thereof) arising in later years in a manner so as to bring the allocations of income, gain, loss, deduction, or credit (or item thereof) to the Members as nearly as possible to the allocations thereof otherwise contemplated by this Article IV.

         (d) New allocations made by the Manager under this Section 4.7 in compliance with Section 4.7(b) hereof and allocations made by the Manager under
Section 4.7(c) hereof in reliance upon the advice of legal counsel to the Company and of the accountants for the Company will be deemed to be made pursuant to the fiduciary obligation of the Manager to the Company and the Members, and no such allocation will give rise to any claim or cause of action by any Member. Any allocation made pursuant to this Section 4.7 will be deemed to be a complete substitute for any allocation otherwise provided for in this
Article IV and no amendment of this Agreement will be required.

                      ARTICLE V GOVERNANCE OF THE COMPANY;
                  RIGHTS, OBLIGATIONS AND POWERS OF THE MANAGER

5.1      Management of the Company.

         (a) The Manager, within the authority granted to it under this Agreement, will have full, complete and exclusive discretion to manage and to control the business of the Company to the best of its ability, and to use its best efforts to carry out the purpose of the Company.

         (b) All decisions made for and on behalf of the Company by the Manager will be binding upon the Company. Except as expressly otherwise set forth elsewhere in this Agreement, the Manager, acting for and on behalf of the Company, in extension and not in limitation of the rights and powers given by this or by the other provisions of this Agreement will, in its sole discretion, have full and entire right, power, and authority in the management of the Company's business to do any and all things necessary to effectuate the purpose of the Company. Without limiting the foregoing grant of authority, but subject to the other provisions of this Agreement, the Manager will have the right, power, and authority, acting for and on behalf of the Company, to do all acts and things set forth in Section 5.2 hereof. No Person dealing with the Manager will be required to determine its authority to make any undertaking on behalf of the Company, or to determine any facts or circumstances bearing upon the existence of such authority.

         (c) In the event that the Manager determines, in its sole discretion, that it would be in the best interest of the Company to borrow money for some worthwhile Company purpose, the Manager shall have the authority to cause the Company to borrow money from banks and other lending institutions upon such commercially reasonable terms as the Manager shall determine.

         (d) All of the Company's expenses will be billed to, and paid by, the Company. The expenses to be paid by the Company in connection with the Company's business include, by way of example and not of limitation: (i) all costs of personnel employed by the Company and involved in the business of the Company,
(ii) all costs of borrowed money, taxes and assessments applicable to the Company, (iii) legal, audit, accounting, escrow, engineering, and appraisal fees, (iv) fees and expenses paid to independent contractors, mortgage bankers, finders, brokers, consultants, real estate brokers, and other agents, (v) expenses in connection with the acquisition, sale, exchange, or other disposition, and financing of the Property, (vi) expenses of communicating with Members, including the preparation and mailing of reports, and (vii) costs incurred in connection with any litigation or regulatory proceeding in which the Company is involved.

5.2      Authority of the Manager.

         (a) Subject to Section 5.4 hereof, the Manager for, and in the name and on behalf of, the Company is hereby authorized, without limitation:

          (i)  to acquire, develop, own, operate and manage the Property;

          (ii) to acquire by purchase, lease, exchange, or otherwise, any personal property;

                  (iii) to form subsidiaries as long as (1) the Company owns 100% of such subsidiaries and (2) the Manager of the Company is the manager of such subsidiaries;

                  (iv) subject to Section 5.1(c) hereof, to borrow money and issue evidences of indebtedness, and to secure the same by mortgage, deed of trust, pledge, or other lien on the Property or other assets of the Company;

                  (v) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and operations of the Company, and to pay fees, expenses, salaries, wages, and other compensation to such persons;

                  (vi)  to  pay,  extend,  renew,  modify,   adjust,  submit  to
arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any debt obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Company;

                  (vii) to determine the appropriate accounting method or methods to be used by the Company;

                  (viii) to cause the Company to make or to revoke any elections referred to in any sections of the Code;

                  (ix) to establish and maintain Reserves for such purposes and in such amounts as it deems appropriate from time to time;

                  (x) to pay full recourse debts and obligations prior to nonrecourse debts or obligations, so long as such payment is consistent with the Managers' fiduciary duties to the Members;

                  (xi) to amend this Agreement to reflect the addition or substitution of Members, or the reduction of Capital Accounts upon the return of capital to Members;

                  (xii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, in connection with or incidental to, the accomplishment of the purposes of the Company; and

                  (xiii) to elect to dissolve the Company at any time within its sole discretion.

         (b) With respect to all of its obligations, powers, and responsibilities under this Agreement, the Manager is authorized to execute and deliver, for and on behalf of the Company, such notes and other evidences of indebtedness, contracts, agreements, agreements required pursuant to the rules and regulations of any governmental or quasi-governmental agency, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper; all on such terms and conditions as it deems proper.

5.3 Authority of the Manager and their Affiliates to Deal With the Company. The Manager and Affiliates of the Manager may, and will have the right to, deal with the Company in the same manner and to the same extent as any Person not a Member, provided, however, that the terms of any dealings between the Company, the Manager, or an Affiliate of the Manager, will be fully disclosed to all Members, will be on commercially reasonable terms, and will be on terms and conditions no less favorable to the Company than those obtainable from a qualified third party. The Manager and Affiliates of the Manager may and will have the right to lend money to the Company. The Manager and Affiliates of the Manager may, and will have the right to, act as general contractor for construction of the Property and may participate with the management agent of the Property in Property Management Fees on terms and conditions permitted by this Agreement.

5.4 General Restrictions on Authority of the Manager. In exercising management and control of the Company, the Manager, on behalf of the Company and in furtherance of the business of the Company, will have the authority to perform all acts which the Company is authorized to perform. The Manager will not have any authority to:

         (a)      perform any act in violation of this Agreement;

         (b) do any act required to be approved or ratified in writing by all, or a specified percentage of, Members under the Act, unless the right to do so is expressly otherwise given in this Agreement;

         (c)      borrow from the Company;

         (d) do any act which would make it impossible to carry on the ordinary business of the Company;

         (e)      confess a judgment against the Company;

         (f) possess Property owned by the Company, or assign their rights in Property owned by the Company, for other than Company purposes;

         (g) admit a Person as a Manager, except as provided in this Agreement;

         (h) knowingly perform any act that would subject any Member to unlimited liability in any jurisdiction;

         (i) invest in junior trust deeds, second mortgages, or similar obligations;

         (j)      invest in the securities of other issuers; and

         (k)      underwrite the securities of other issuers.

5.5 Management Obligations. In conducting the business of the Company, the Manager will be bound by the following:

         (a) the Company's interest in the Property will be acquired primarily with the potential of long-term appreciation;

         (b) the Company will not reinvest any Net Cash Proceeds from Sale except as to create or replenish Reserves in an amount deemed desirable by the Manager; and

         (c) the Manager will have fiduciary responsibility for the safekeeping and use of all Company assets, whether or not in its immediate possession or control, and will not employ, or permit another to employ, such assets in any manner but for the exclusive benefit of the Company.

5.6 Delegation of Authority. Subject to the provisions of this Article V, the Manager may delegate all or any of their powers, rights, and obligations hereunder, and may appoint, employ, contract, or otherwise deal with any Person for the transaction of the business of the Company, which Person may, under supervision of the Manager, perform any acts or services for the Company as the Manager may approve.

5.7 Other Activities. The Manager and its Affiliates may engage in or possess interests in other business ventures of every kind and description for their own accounts, including, without limitation, serving as Manager of other companies which own, build, syndicate, operate, or have any dealings or relationships with, either directly or through interests in, other companies or projects, whether or not in competition with the Property. Neither the Company nor any of the Members will have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom.

5.8      Limitation on Liability of Manager: indemnification.

         (a) The Company shall not indemnify the Manager for any liability or loss suffered by the Manager, nor shall the Manager be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (1) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (2) The Manager was acting on behalf of or performing services for the Company; (3) Such liability or loss was not the result of negligence or misconduct by the Manager; (4) Such indemnification or agreement to hold harmless is recoverable only out of Company net assets and not from Members. The termination by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Manager did not act in good faith and in a manner which is reasonably believed to be in, or not opposed to, the best interest of the Company. Any indemnification under this Section 5.8(a), unless ordered by a court, will be made by the Company only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper under the circumstances because the indemnified party has met the applicable standard of conduct set forth in this Section 5.8(a).

         (b) Notwithstanding any thing to the contrary contained in Section 5.8(a), the Manager and any person acting as broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; (3) A court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification or the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

         (c) The Company may not incur the cost of that portion of liability insurance which insures the Manager for any liability as to which the Manager is prohibited from being indemnified under this section.

         (d) The advancement of Company funds to a Manager or its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (2) The legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; (3) The Manager or its affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Person is found not to be entitled to indemnification.

5.9 Tax Status of the Company. The Manager will use its best efforts to meet such requirements of the Code, as interpreted from time to time by the Internal Revenue Service, by any other agency of the federal government, or by the courts, necessary to assure that the Company will be classified as a "partnership" for Federal income tax purposes. The Manager is hereby designated the "Tax Matters Member" for the Company.

5.10 Restrictions on Authority to Deal with the Manager and its Affiliates. Other than as specifically authorized in this Article V, the Manager is prohibited from entering into any agreements, contracts, or arrangements on behalf of the Company, with themselves or with any of its Affiliates. Such prohibition will include, without limitation, the following: (i) the Company will not loan money to the Manager or any Affiliate of the Manager; (ii) neither the Manager nor any of its Affiliates will loan funds to the Company, if the interest rates and other finance charges and fees in connection with such loan are in excess of the amounts charged by unrelated banks on comparable loans, or make loans with a prepayment charge or penalty; and (iii) no compensation or fees will be paid to the Manager or to its Affiliates except as described in this Agreement or in the available cash flow.

5.11     Fiscal Matters.

         (a) Fiscal Year. The fiscal year of the Company will begin on the first day of January and end on the last day of December each year, unless otherwise determined by resolution of the Members and approved by the Internal Revenue Service for Federal income tax purposes.

         (b) Deposits. All funds of the Company will be deposited, from time to time, to the credit of the Company in such banks, trust companies, or other depositories as the Manager may select.

         (c) Checks, Drafts Etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company, will be signed by the Manager or by such person as the Manager may designate by Bank Form of Resolution or other action.

         (d) Accountant. An Accountant may be selected, from time to time, by the Manager to perform such tax and accounting services as may, from time to time, be required. The Accountant may be removed by the Manager without assigning any cause.

         (e) Legal Counsel. One or more Attorney(s) at Law may be selected from time to time by the Manager to review the legal affairs of the Company and to perform such other services as may be required, and to report to the Members with respect thereto. The Legal Counsel may be removed by the Manager without assigning any cause.

5.12     Meetings and Voting.

         (a) Vote Required for Actions. Except where a greater percentage is required by this Agreement or by law, all actions taken by the Company requiring a vote by the Members will be taken upon a Majority Vote of the Members, with respect to percentage of LLC Interests. No vote will be required on any matter which is within the powers of the Manager, and the Manager will have exclusive authority in the operation of the Company's affairs.

         (b) Meetings. The Manager does not contemplate the holding of meetings of the Members of the Company unless the same will be required by the Act. However, special meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Manager and will be called upon a request, addressed to the Manager, by Members holding not less than ten percent (10%) of the LLC Interests.

         (c) Notice of Meeting. Written notice (including facsimile and telegraph) stating the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called, will be delivered not less than ten days before the date of the meeting, to each Member of record entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address as it appears on the books of the Company, with postage thereon prepaid. When all the Members of the Company are present at any meeting, or if those not present sign in writing a waiver of notice of such meeting or subsequently ratify all of the proceedings thereof, the transactions of such meeting are as valid as if a meeting were formally called and notice had been given.

         (d) Quorum. At any meeting of the Members, a majority of the percentage of LLC Interests, as determined by the Capital Contribution of each Member as reflected on the books of the Company, represented in person or by proxy, will constitute a quorum at a meeting of the Members. If less than said majority of the percentage of LLC Interests are represented at a meeting, a majority of the LLC Interests so represented may postpone the meeting without further notice. At such postponed meeting, if a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

         (e)  Proxies.  At all  meetings  of the  Members,  a Member may vote by proxy, executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy will be filed with the Managers before or at the time of the meeting. No proxy will be valid after three months from the date of its execution, unless otherwise provided in the proxy.

         (f)  Voting by Certain  Members.  LLC  Interests  held in the name of a corporation, partnership or company may be voted, to the extent a vote is allowed under the terms of this Agreement, by such officer, partner, agent or proxy as the bylaws of such entity may prescribe, or in the absence of such provision, as the board of directors or equivalent body of such entity may determine. LLC Interests held by a trustee, personal representative, administrator, executor, guardian or conservator may be voted, to the extent a vote is allowed under the terms of this Agreement, by him, either in person or by proxy, without a transfer of such certificates into his name.

         (g) Presumption of Assent. A Member of the Company who is present at a meeting of the Members at which action on any matter is taken, will be presumed to have assented to the action taken, unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by certified mail to the secretary of the meeting immediately after the adjournment of the meeting. Such right to dissent will not apply to a Member who voted in favor of such action.

5.13 Membership Certificates and their Transfer. The Company will not be required to issue Membership Certificates but may rely solely on this Agreement to determine the respective percentage of LLC Interests of the Members. If the Manager determines to issue Membership Certificates, then Certificates representing an equity LLC Interest in the Company will be in such form as will be determined by the Manager, and such Certificates will be signed by the Manager. All Membership Certificates will be consecutively numbered or otherwise identified. The name and address of the person to whom the Membership Certificates are issued, with the Capital Contribution and the date of issue, will be entered in the Certificate Register of the Company. In case of a lost, destroyed, or mutilated Membership Certificate, a new one may be issued upon such terms and indemnity to the Company as the Manager may prescribe. The fact that the equity LLC Interest of a Member is certificated will not permit assignment, except to the extent and subject to the conditions set forth in this Agreement.

5.14     Officers of the Company.

         (a) Management. The business of the Company will be conducted under the exclusive management of the Manager, who will have exclusive authority to act for the Company in all matters.

         (b) Manager. The Manager will, when present, preside at all meetings of the Members, be the official spokesperson for the Company, and be the persons primarily responsible for conducting transactions with the Company's legal counsel and accountants. The Manager may sign, on behalf of the Company, such deeds, mortgages, bonds, contracts, or other instruments which have been appropriately authorized to be executed by the Manager, except in cases where the signing or execution thereof will be expressly delegated by the Members, by this Agreement, or by law to some other officer or agent of the Company, and, in general, he will perform such duties as may be prescribed by the Manager from time to time.

         (c) Other Officers. The Manager may, from time to time, designate certain Persons to act as officers for the Company.

                ARTICLE VI RETIREMENT OR EXPULSION OF THE MANAGER

6.1 Manager's Resignation. The Manager may not resign and/or withdraw from the Company without (i) first providing one hundred eighty (180) days written notice to the Members of its intent to so resign and withdraw, (ii) without providing a substitute Manager for the Company who is accepted by a Majority Vote of the Members, and (iii) without receiving, in writing, the approval of at least a majority in LLC Interest of the Members in the Company to such action. In the event the Members accept the Manager's resignation, the Company will purchase the Manager's LLC Interests in the Company for the fair market value of its LLC Interests as determined by an agreement between the Manager and the Members, or, if they cannot agree, by arbitration in accordance with the provisions of
Article XI and the then-current rules of the American Arbitration Association not inconsistent with the terms of this Agreement. Notwithstanding the provisions of Article XI hereof, the expense of arbitration will be borne equally by the Manager and the Company. The fair market value of the Manager's LLC Interests will be the amount that it would receive upon dissolution and termination of the Company, assuming that such dissolution and termination occurred on the date of its resignation as Manager and the assets of the Company were sold for their then-current fair market value without any compulsion on the part of the Company to sell such assets.

6.2 Events of Withdrawal. The Manager will cease to be the Manager in the event it experiences any of the events of withdrawal specified in the Act, absent the written consent of all Members.

6.3 Removal of the Manager. The Members will have the right to remove the Manager and to expel it from the Company for "cause", which means a final judicial determination that the Manager (i) was grossly negligent in failing to perform its obligations under this Agreement, (ii) committed a fraud upon the Members or upon the Company, (iii) committed a felony in connection with the management of the Company or its business, or (iv) was in material breach of its obligations under this Agreement. In such event, the Manager's LLC Interests will be purchased by the Company for a purchase price determined by an agreement between the Manager and the Members, or, if they cannot agree, by arbitration in accordance with the provisions of Article XI and the then-current rules of the American Arbitration Association not inconsistent with the terms of this Agreement. Notwithstanding the provisions of Article XI hereof, the expense of arbitration shall be borne equally by the Manager and the Company. In the event that the Manager is removed for cause, it may not be entitled to receive the fair market value of his LLC Interests described in Section 6.1 hereof. If all of the Managers are removed, then unless a successor Manager is appointed pursuant to Section 6.4 hereof, the Company will be governed by the Members who will act by Majority Vote.

6.4 Replacement of the Manager. In the event the Manager is removed, retires, withdraws, or otherwise ceases to be a Manager, the Company will be governed by its Members unless a new Manager, who agrees to act as such, is appointed by written consent upon a Majority Vote of the Members. Any Member may request a meeting at which such vote may be taken, and will provide notice of that meeting to all Members not less than twenty days prior to the date set for such meeting. At such meeting, the Members may elect a successor Manager. The successor Manager will be governed by the terms and provisions of this Agreement and such successor Manager will agree, in writing, to be bound by and to accept all rights, duties, privileges, and obligations set forth herein as appertaining to the Manager.

                  ARTICLE VII TRANSFERABILITY OF LLC INTERESTS

7.1      Restrictions on Transfers of LLC Interests.

         (a) No assignment or transfer of LLC Interests will be effective without the prior written consent of the Manager, which consent may be withheld for any or no reason. Provided such consent is obtained, a Member may assign his LLC Interests, by a duly executed written instrument of assignment, the terms of which shall not be in contravention of any of the provisions of this Agreement. Notwithstanding the foregoing, no Member may sell, assign, transfer, or exchange any LLC Interests:

                  (i) if, in the opinion of legal counsel for the Company, such sale, assignment, transfer or exchange would result, when considered with all other sales, assignments, transfers, and exchanges of LLC Interests in the Company within the previous twelve (12) months, in the Company being considered to have been terminated within the meaning of Section 708 of the Code; or

                  (ii) if legal counsel for the Company will be of the opinion that such sale, assignment, transfer or exchange would be in violation of any applicable Federal or State Securities Laws (including any investor suitability standards).

         (b)  Any   attempted   sale,   assignment,   transfer  or  exchange  in
contravention of the provisions of this Article VII will be void and ineffectual and will not be recognized by the Company.

7.2 Right of First Refusal to Purchase LLC Interests. No Member will sell or in any manner dispose of his LLC Interests until he has offered to sell such LLC Interests to the Manager for its Appraised Value determined at the time the sale is to take place. However, the Manager is under no obligation to purchase any Member's LLC Interests.

7.3 Transfer Upon Death. Upon the death of a Member, his LLC Interest may pass by will or intestacy to his heirs and such LLC Interest shall be treated as an assignment by the deceased Member consented to by the Manager as provided in
Section 7.1 hereof.

7.4      Assignees and Substitute Members.

         (a) If a Member dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, will have all the rights of a Member for the purpose of settling or managing his estate and such power as the decedent or incompetent possessed to assign all or any part of his LLC Interests and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substitute Member. The death, dissolution, adjudication of incompetence or bankruptcy of a Member will not dissolve the Company unless by Majority Vote the remaining Members consent to dissolve the Company.

         (b) The Company need not recognize for any purpose any assignment of all or any fraction of the LLC Interests of a Member, unless there will have been filed with the Company and recorded on the Company's books, a duly executed and acknowledged counterpart of the instrument making such assignment, consented to by the Manager, and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement (including the special power of attorney in Article X hereof), represents that such assignment was made in accordance with all applicable laws and regulations (including investor suitability requirements), and in all other respects is satisfactory in form and substance to the Manager. Except as provided in Section 4.4(d) hereof, assignees of LLC Interests will be recognized as such on the first day of the calendar month following the month in which the Company receives the instrument of assignment provided in this Section 7.3(b).

         (c) Any Member who assigns all of his LLC Interests will cease to be a Member of the Company, except that unless and until a Substitute Member is admitted in his stead, such assigning Member will retain the statutory rights of an assignor of an LLC Interest under the Act. The rights of an assignee of LLC Interests who does not become a Substitute Member will be limited to receipt of his share of Available Cash Flow, Net Cash Proceeds from Sale and Company income and losses as determined under Article IV, and distributions upon liquidation and dissolution, as determined under Section 8.2 hereof.

         (d) An assignee of LLC Interests may become a Substitute Member only if the assignor first satisfies all of the following conditions:

                  (i) the instrument of assignment sets forth the intent of the assignor that the assignee succeed to the assignor's LLC Interest as a Substitute Member in his place;

                  (ii) the assignee will have fulfilled the requirements of Sections 7.1 and 7.3(b) hereof, including the written acceptance and adoption by the assignee of the provisions of this Agreement, and his execution, acknowledgment and delivery to the Manager of a special power of attorney, the form and content of which are described herein;

                  (iii) the assignee will have paid all reasonable legal fees and filing costs incurred by the Company in connection with his substitution as a Member; and

                  (iv) the Manager will have consented to such substitution, which consent may be granted or withheld by the Manager in its sole and absolute discretion.

         (e) This Agreement will be amended to recognize the admission of Substitute Members.

         (f) An assignee of LLC Interests who does not become a Substitute Member and who desires to make a further assignment of his LLC Interests will be subject to all the provisions of this Article VII to the same extent, and in the same manner, as a Member desiring to make an assignment of LLC Interests.

7.5 Section 754 Elections. In the event of a transfer of all or any part of the LLC Interests of a Member, the Manager, in its sole discretion, may make an election to adjust the basis of the Company's assets pursuant to Section 754 of the Code; provided, however, since the Manager will be transferring part of its LLC Interests in conjunction with the Offering, the Manager will make an election to adjust the basis of the Company's assets pursuant to Section 754 of the Code. The expenses incurred in making such election will be borne by the transferee; provided, however, the expenses incurred in making such election in conjunction with the Offering will be borne by the Manager.

                         ARTICLE VIII TERMINATION AND DISSOLUTION OF THE COMPANY

8.1 Events Causing Dissolution. The Company will be terminated upon the earliest to occur of the following events:

         (a) An election to dissolve the Company made in writing by the Manager.

         (b) The sale, exchange, or other disposition of all or substantially all of the Property of the Company, provided, however, that if the Company receives a purchase money mortgage in connection with such sale, the Company will continue until such mortgage is satisfied, sold, or otherwise disposed of;

         (c) Subject to Section 8.4 hereof, the retirement, withdrawal, bankruptcy, death, disability, insanity or legal incapacity of the Manager; and

         (d) Any other event which, under Mississippi law, would cause the dissolution of the Company.

8.2 Winding Up. Upon the dissolution of the Company and commencement of winding up of the Company pursuant to Article 8 of the Act, the Manager shall file a Certificate of Dissolution with the Mississippi Secretary of State as required under the Act. After filing the Certificate of Dissolution, the Manager shall wind up the Company's affairs and satisfy the Company's liabilities. The Members shall liquidate all of the Company property as quickly as possible consistent with obtaining the full value of said property. During this period, the Company shall continue to operate and all of the provisions of this Agreement shall remain in effect. The Company shall notify all known creditors and claimants of the dissolution of the Company in accordance with the Act. After completion of the winding up of the affairs of the Company, the Manager shall file a Certificate of Cancellation with the Mississippi Secretary of State as required under the Act.

8.3 Distribution on Dissolution. Upon a dissolution and termination of the Company for any reason, the Manager will take full account of the Company assets and liabilities, and in the event that the Manager chooses not to purchase such assets, it will liquidate the assets as promptly as is consistent with obtaining the fair market value thereof and will apply and distribute the proceeds therefrom in accordance with Article IV.

8.4 Continuation of the Company. The retirement, withdrawal, bankruptcy, dissolution, removal, death, disability, insanity or legal incapacity of the Manager will not dissolve the Company unless the Members, by Majority Vote, consent to dissolve the Company. Instead, the Members, by Majority Vote, may agree to elect a substitute Manager who agrees to serve as such and make a filing with the Secretary of State of Mississippi evidencing the foregoing. In the absence of the appointment of successor Manager, management of the Company will be vested in the Members who will operate the Company by Majority Vote.

                      ARTICLE IX BOOKS AND RECORDS; REPORTS

9.1 Books and Records. The books and records of the Company will be kept at the principal office of the Company or at such other places, within or without the State of Mississippi, as the Managers will from time to time determine.

9.2 Right of Inspection. Any Member of the Company will have the right to examine at any reasonable time or times for any purpose, the books and records of account, minutes of meetings, and records of Members and to make copies thereof. Such inspection may be made by any agent or attorney of a Member. Upon the written request of any Member of the Company, the Company will mail to such Member (1) its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations, (2) copies of the Company's federal, state and local income tax returns, and (3) other information regarding the affairs of the Company as is just and reasonable.

9.3 Financial Records. All financial records will be maintained and reported based on generally acceptable accounting principles.

9.4 Reports to Investors. As soon as practicable after the end of each fiscal year, and in all events not later than the dates indicated below, the Manager will cause to be prepared and furnished to each Member reports containing at least the following information:

         (a) By each March 31, IRS Form K-1 or similar form as may be required by the IRS, stating the Member's allocation of income, gain, loss, deduction or credit for the fiscal year.

         (b) By each June 30, or as soon thereafter as is practicable, an audited balance sheet and the related statements of income, available cash flow and Member's capital and changes in financial position.

9.5 Filings. The Manager, at Company expense, will cause the income tax returns for the Company to be prepared on an accrual basis and to be timely filed with the appropriate authorities. The Manager, at Company expense, will also cause to be prepared and timely filed, with appropriate state regulatory and administrative bodies, any reports required to be filed with such entities under then-current applicable laws, rules and regulations. Such reports will be prepared on the accounting or reporting basis required by such regulatory bodies. Any Member will be provided with a copy of any such report upon request without expense to him.

9.6 Bank Accounts. All funds of the Company will be deposited in such bank account or accounts as will be established and designated by the Manager. Withdrawals from any such bank account(s) will be made upon such signature(s) as the Manager may designate. All deposits and other funds not needed in the operation of the business of the Company and not distributed to the Members may be invested in short-term debt obligations, money market funds or savings accounts, and/or in one or more interest-bearing or non-interest-bearing bank accounts in such manner as the Manager may determine. The Company funds will not be commingled with the funds of another Person.

            ARTICLE X RIGHTS, POWERS AND VOTING RIGHTS OF THE MEMBERS

10.1 No Management and Control. The Members will take no part in or interfere in any manner with the control, conduct, or operation of the Company and will have no right or authority to act for or bind the Company.

10.2 Additional Rights and Powers. In addition to the right to vote on certain matters elsewhere set forth herein, the Members will have the following rights, powers, privileges, duties, and liabilities:

         (a) The Members will have the right to have full and true information of all things affecting the Company and will be entitled to such reports as are provided in this Agreement.

         (b) The Members have the right to demand the return of their Capital Accounts in cash only on the dissolution and winding up of the Company.

         (c) Each Member or his duly authorized representatives will be entitled, upon written request and for any proper purpose, to (i) review the records of the Company at reasonable times and at the location where such records are kept by the Company, and (ii) to obtain a current list of the names, addresses, and percentage of LLC Interests of the Members, provided, that no Member or his duly authorized representative will have any right to sell or otherwise distribute such list, or use such list for any business purpose.

         (d) The Members will have all rights granted in the Act to the extent not restricted by this Agreement or by law.

10.3 Limitations. No Member will have the right or power to: (i) withdraw or reduce his Capital Contribution to the Company except as a result of the dissolution of the Company or as otherwise provided by law; (ii) bring an action for partition against the Company; (iii) cause the termination and dissolution of the Company, except as set forth in this Agreement; or (iv) demand or receive property other than cash in return for his Capital Contribution. No Member will have priority over any other Member either as to the return of contributions of capital or as to income, losses and cash distributions. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no agreed-upon time when the Capital Contribution of each Member may be returned.

10.4 Amendments to this Agreement. This Agreement may be amended from time to time by the Manager, without the consent of any of the Members, (i) to add to the representations, duties or obligations of the Manager or its Affiliates or surrender any right or power granted to the Manager or its Affiliates herein, for the benefit of the Members, (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement, (iii) to reflect reductions in the Capital Contributions of the Members resulting from the return of capital to the Members in accordance with the requirements of this Agreement, (iv) to delete or add any provision required to be so deleted or added by a governmental agency, and (v) as otherwise provided for pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended, without the consent of the Members, to be adversely affected by any amendment that:

         (a)      modifies the liability of a Member;

         (b) except in accordance with Section 4.6 hereof, alters the interest of the Manager or Members in the income, losses, tax credits, and cash distributions from the Company; or

         (c) affects the status of the Company as a "partnership" for Federal income tax purposes.

10.5 Attorney-in-Fact. By executing this Agreement, each Member is hereby granting to the Manager a special power of attorney irrevocably making, constituting, and appointing the Manager as the attorney-in-fact for such Member, with power and authority to act in his name and on his behalf to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents, which will include, by way of illustration but not of limitation, the following:

         (a) this Agreement, any separate certificates of Membership, as well as any amendments to the foregoing which, under the laws of the State of Mississippi or the laws of any other state, are required to be filed or which the Manager deems to be advisable to file;

         (b) any other instrument or document which may be required to be filed by the Company under the laws of any state or by any governmental agency, or which the Manager deems advisable to file; or

         (c) any instrument or document which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement), or to reflect any reduction in amount of Capital Contributions of Members.

10.6 Special Provisions. The special power of attorney being granted hereby by each Member:

         (a) is a special power of attorney coupled with an interest, is irrevocable, will survive the death or incapacity of the granting Member, and is limited to those matters herein set forth;

         (b) may be exercised by the Manager acting for each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a signature of the Managers acting as an attorney-in-fact for all of them; and

         (c) will survive an assignment by a Member of all or any portion of his LLC Interests, but only until such time, if any, that the assignee of the LLC Interests is admitted as a Substitute Member, if at all.

                             ARTICLE XI ARBITRATION

11.1 For purposes of this Article XI, "Dispute" shall mean any disagreement or deadlock between the Members and the Manager and/or the Company relating to (i) this Agreement, (ii) the Company or (iii) the rights and duties of the Members in their capacity as Members, agents, employees, or officers of the Company. However, "Dispute", for purposes of this Article XI, does not include disagreements alleging violations of state or federal securities laws, breach of contract, negligence, breach of fiduciary duty or other misconduct by the Manager. If any Dispute (other than disputes alleging violations of state or federal securities laws, breach of contract, negligence, violations of state or federal securities laws, breach of fiduciary duty or other misconduct by the Manager) arises between the Members and the Manager and/or the Company that such parties cannot amicably resolve between or among themselves, one or more of such parties may require resolution of the Dispute by arbitration in accordance with the rules set forth in this Article XI.

11.2     The following rules shall govern every arbitration under this Article
XI:

         (a) Any Member or the Manager may give notice to the other party or parties that a Dispute shall be resolved by arbitration under this Article XI. Promptly after this notice is received, the Company shall request from the American Arbitration Association (the "AAA") a list containing the names of six
(6) arbitrators known to AAA and residing in the State of Mississippi. Promptly after receiving this list, the Members and Manager shall agree upon a single person from this list as the person who shall serve as arbitrator (the "Arbitrator") to resolve this Dispute, and the Manager shall engage this person as Arbitrator. The Manager shall formalize this engagement in a written agreement whose provisions shall be consistent with the provisions of this
Article XI and which shall provide for any indemnification reasonably requested by the Arbitrator.

         (b) The Arbitrator shall be paid by the Company for his or her services as Arbitrator at a rate or fee to be agreed upon in advance of the arbitration. At the beginning of the arbitration and at any time during its pendency or upon its conclusion, the Arbitrator in his or her sole discretion may allocate his or her fees and all other arbitration costs among the parties to such arbitration who shall promptly pay such fees and costs directly to those to whom they are owed.

                  In particular (but without limitation), the Arbitrator in his or her sole discretion may allocate all such fees and costs to a single party to such arbitration if the Arbitrator determines that the position of such party in requiring or participating in the arbitration is unmeritorious.

         (c) Except as otherwise provided in this Article XI, the Arbitrator shall determine in his or her sole discretion all rules and procedures governing the arbitration, including, without limitation:

                  (i) the timetable for the resolution of the Dispute and the implementation of any remedy;

                  (ii) the extent to which any party to such arbitration may require the others to provide oral, written or other evidence to the Arbitrator concerning the Dispute;

                  (iii) the extent to which, in connection with the arbitration, any party thereto may make use of an attorney or offer witnesses or evidence; and

                  (iv) whether to retain one or more experts to assist the Arbitrator on technical issues.

         (d) The Arbitrator shall use his or her best efforts to resolve each arbitration issue as promptly and economically as possible and, in particular, to spend no more than twenty-four (24) hours of billable time to resolve any such issue whenever reasonably possible.

         (e) Upon conclusion of the arbitration, the Arbitrator shall provide each party to such arbitration with a brief written statement of the Arbitrator's award, signed by the Arbitrator. This statement shall set forth only the Arbitrator's decision. Promptly after preparing the statement, the Arbitrator shall destroy all other documents in his or her possession or control relating to the arbitration. The Arbitrator shall not disclose to any party to such arbitration any of the Arbitrator's findings of fact or rulings of law or any of the reasons for his or her award or for any allocation of fees or costs.

         (f) Each party to such arbitration hereby irrevocably waives any claims he may have against any Arbitrator relating to any arbitration under this Agreement except claims providing for the enforcement of written agreements to resolve disputes by arbitration.

         (g) Upon resolving a Dispute, the Arbitrator may impose any remedy that he or she determines to be appropriate. Without limitation:

                  (i) The Arbitrator may require any party to such arbitration to pay money damages to one or more other parties to such arbitration or to the Company.

                  (ii) The Arbitrator may require any party to such arbitration or more other parties to such arbitration or to the Company.

                  (iii) The Arbitrator may impose one or more remedies proposed by any party to such arbitration.

         (h) The parties to such arbitration and the Arbitrator shall use every reasonable effort to maintain in confidence the existence and outcome of any arbitration under this Article XI and all other facts relating to the arbitration.

                  (i) The award of the Arbitrator shall be final, shall bind the parties to such arbitration Company, and shall be subject to judicial review only as provided in the Mississippi Statutes.

         (j) In any action by one or more parties to such arbitration seeking judicial review under the Mississippi Statutes, the court shall award the prevailing party or parties to such arbitration their attorneys fees and costs.

                            ARTICLE XII MISCELLANEOUS

12.1 Notice. Any notice required or permitted to be given, pursuant to the provisions of law, the Certificate of Formation of the Company or this Agreement, will be effective as of the date personally delivered, or if sent by mail, on the date deposited with United States Postal Service, prepaid and addressed to the intended receiver at his last known address as shown in the records of the Company.

12.2 Waiver of Notice. Whenever any notice is required to be given pursuant to the provisions of law, the Certificate of Formation of the Company or this Agreement, a waiver thereof, in writing, signed by the persons entitled to such notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice.

12.3 Quality of Interest Transactions. Members of this Company have a duty of undivided loyalty to this Company in all matters affecting this Company's interests but subject to the provisions of Section 5.10 hereof.

12.4 Counterparts. This Agreement may be executed in several counterparts and all so executed will constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

12.5 Binding on Successors. The terms and provisions of this Agreement will be binding upon and will inure to the benefit of the successors and assigns of the respective Members.

12.6 Severability. In the event any sentence or section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or section will be deemed severed from the remainder of the Agreement and the balance of the Agreement will remain in effect interpreted to give effect to the provisions hereof in a manner which reflects the intent of the parties.

12.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provision hereof.

12.8 Gender. Whenever required by the context hereof, the masculine gender will include the feminine and neuter genders, and vice-versa; and the word "person" will include a corporation, partnership, firm or other form of association; the singular will include the plural, and vice-versa.

12.9 Choice of Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof will be construed under the laws of the State of Mississippi and that the Limited Liability Company Act as now adopted or as may be hereafter amended will govern the Company.

12.10 Other States. In the event the business of the Company is carried on or conducted in states in addition to the State of Mississippi, then the parties agree that this Company will qualify under the laws of each state in which business is actually conducted by the Company, and they severally agree to execute such other and further documents as may be required or requested in order that the Manager legally may qualify this Company in such states. An office or principal place of business in any state may be designated from time to time by the Manager.

                             ARTICLE XIII AMENDMENTS

         Except as otherwise specifically provided herein, this Agreement may be altered, amended, restated, or repealed and a new Limited Liability Company Operating Agreement may be adopted only by unanimous action of all of the Members, after notice and opportunity for discussion of the proposed alteration, amendment, restatement, or repeal.

                                  RATIFICATION

         THE UNDERSIGNED, GULFSTAR ENERGY MANAGMENT, LLC, a Mississippi limited liability company, hereby evidences its adoption and ratification of the foregoing Limited Liability Company Operating Agreement. The Members, upon making their respective Capital Contributions, will execute this Agreement in counterpart by having attached hereto an executed signature page which appears as part of the Subscription Documents.

EXECUTED by each Member, or his attorney in fact, on the date indicated next to the respective signature.

               GULFSTAR ENERGY MANAGEMENT, LLC


              BY:_________________________________
                Timothy  K. Sharp,
                President/Treasurer


             By:_________________________________
                E. Robert Gates, Ph.D., Vice President


             By:_________________________________
                Jason Sharp, Secretary

                                   SCHEDULE A
                                       to
                LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
                           GULFSTAR ENERGY GROUP, LLC


                                                                  PERCENTAGE OF
MANAGER                                     UNITS                 LLC INTERESTS
-------                                     -----               ----------------

Gulfstar Energy Management, LLC             10.00                  _________%

SPONSOR MEMBERS                                                  PERCENTAGE OF
(other than Manager)                       UNITS                 LLC INTERESTS
--------------------                       -----                ----------------

Timothy K Sharp                         11,992.00                 _______%
E. Robert Gates, Ph.D.                     999.33                 _______%
Jason Sharp                              1,998.67                 _______%
                                        ----------
                                        14,990.00                 _______%
                                        ----------

INVESTOR MEMBERS                      PERCENTAGE OF
                                         UNITS                  LLC INTERESTS


1.
2.
3.
4.
5.
6.
7.
8.
9.
10
11.
12.
13.
14.
15.

                                      ------                   -----------